Exhibit 19(b)
CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Nishil Mehta, Principal Executive Officer, and Nelson Joseph, Principal Financial Officer, of Carlyle Credit Income
Fund (the “Registrant”), each certify to the best of his or her knowledge that:
1.The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2026 (the “Form N-
CSR”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as
amended; and
2.The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant. This certification is being furnished to the
Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.

Principal Executive Officer	Principal Financial Officer
Carlyle Credit Income Fund	Carlyle Credit Income Fund

/s/ Nishil Mehta	/s/ Nelson Joseph
Nishil Mehta	Nelson Joseph

Date: May 19, 2026	Date: May 19, 2026